EXHIBIT 10.12


       RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON FEBRUARY 24, 1988, WITH RESPECT TO THE PURCHASE OF ANNUITIES TO COVER
       LIABILITIES OF THE CORPORATION UNDER THE EQUALIZATION BENEFIT PLAN
        FOR PARTICIPANTS OF THE RETIREMENT PROGRAM PLAN FOR EMPLOYEES OF
           UNION CARBIDE CORPORATION AND ITS PARTICIPATING SUBSIDIARY
             COMPANIES AND THE SUPPLEMENTAL RETIREMENT INCOME PLAN


     RESOLVED, that, upon the recommendation of management, the Committees approve and recommend that the Board authorize the purchase of annuities from an insurance company to be selected by the Chief Financial Officer to cover current accrued benefits for retired employees who are participants in either the Equalization Benefit Plan ("EBP") or Supplemental Retirement Income Plan ("SRIP") and to cover only EBP benefits for active employees (with additional annuities to be purchased upon such employees' retirement to provide SRIP benefits and additional annuities to be purchased from time to time to cover EBP benefits which hereafter accrue).